UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

Loudeye Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-29583	91-1908833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1130 Rainier Avenue South, Seattle, Washington		98144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 832-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Loudeye Corp. held its annual meeting of stockholders on June 28, 2006. Of the 132,591,381 pre-split shares of Loudeye common stock outstanding as of the May 1, 2006 record date for the annual meeting, 110,276,905 pre-split shares, or 83.17%, were represented in person or by proxy at the annual meeting.

At the annual meeting, Michael A. Brochu and Frank A. Varasano were each elected to serve as Class III members of Loudeye's board of directors, each to serve until the annual meeting of stockholders to be held in 2009 or until their successors have been elected and qualified, or until the earlier of their death, resignation or removal. Each of the Class III incumbent directors who stood for reelection was elected with the following voting results:

* Michael A. Brochu, 107,387,282 pre-split shares voted for, representing 97.38% of the shares voted, and 2,889,623 pre-split votes withheld, representing 2.62% of the shares voted.

* Frank A. Varasano, 107,550,652 pre-split shares voted for, representing 97.53% of the shares voted, and 2,726,253 pre-split votes withheld, representing 2.47% of the shares voted.

No other matters were submitted to a vote of the stockholders at the annual meeting.

The share numbers above are as reported in the official vote summary of the annual meeting prepared by Loudeye's transfer agent and do not give effect to the one-for-ten reverse stock split of Loudeye's common stock which occurred on May 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

June 30, 2006	By:	Eric S. Carnell

Name: Eric S. Carnell
Title: Vice President, General Counsel & Secretary